NEWS RELEASE
W. R. Berkley Corporation 475 Steamboat Road Greenwich, Connecticut 06830 (203) 629-3000

FOR IMMEDIATE RELEASE     CONTACT:    Karen A. Horvath
Vice President - External
Financial Communications
(203) 629-3000

W. R. BERKLEY CORPORATION REPORTS THIRD QUARTER RESULTS
Gross Premiums Written Grew 8.1%; Return on Equity of 10.0%
Greenwich, CT, October 20, 2020 - W. R. Berkley Corporation (NYSE: WRB) today reported its third quarter 2020 results.

Summary Financial Data
(Amounts in thousands, except per share data)

	Third Quarter		Nine Months
	2020	2019	2020	2019

Gross premiums written	$2,262,545	$2,093,050	$6,626,163	$6,229,141
Net premiums written	1,879,316	1,749,906	5,464,980	5,202,971

Net income to common stockholders	151,678	165,208	218,520	562,638
Net income per diluted share	0.81	0.85	1.15	2.91

Operating income (1)	121,146	163,761	265,210	451,528
Operating income per diluted share	0.65	0.85	1.40	2.33

Return on equity (2)	10.0%	12.2%	4.8%	13.8%

(1)Operating income is a non-GAAP financial measure defined by the Company as net income excluding after-tax net investment gains (losses) and related expenses.
(2)Return on equity represents net income expressed on an annualized basis as a percentage of beginning of year stockholders’ equity.

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Third quarter highlights included:

•Average rate increases excluding workers' compensation were approximately 14.5%.
•The reported combined ratio was 93.7%. The accident year combined ratio before catastrophe losses was 89.8%.
•Catastrophes added 4.2 loss ratio points to the reported combined ratio, with no change in previously reported COVID-19 related losses.
•Gross and net premiums written increased 8.1% and 7.4%, respectively.
•Book value per share grew 3.7%, before dividends and share repurchases.
•Cash and liquid investments of more than $1.6 billion at the holding company.

The Company commented:
The Company reported strong third quarter 2020 results with a combined ratio of 93.7%, in spite of 4.2 points of catastrophe losses. Gross premiums written grew more than 8%, even with the economic disruption and extraordinary challenges COVID-19 presented. Rate increases continued to accelerate in response to rising loss costs and the extremely low interest rate environment. Growth and efficiency initiatives have helped drive our expense ratio to its lowest level in many years.
The Company continues to actively manage market exposure in its investment portfolio by increasing its allocation to high-quality short-term assets, including cash and cash equivalents, which has somewhat moderated fixed-maturity income. We will maintain this defensive position until the uncertainty in the financial markets and the economy begins to abate, and we find a more attractive entry point. Income from investment funds in the third quarter returned to a more normalized level.
The industry’s need for disciplined underwriting and additional rate has been reinforced by, among other factors, the global pandemic, the continued increase in the frequency of catastrophe losses, the ongoing impacts of social inflation and the low interest rate environment. We remain focused on profitable underwriting with low volatility, growth in attractive areas of the market, and total risk-adjusted returns in our investment portfolio.
Our Company is built to succeed in periods of uncertainty through a constant evaluation of risk and reward in all aspects of our business, and to excel in periods of market improvement. The momentum is building, and we are excited for the opportunity before us.

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Webcast Conference Call
    The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on October 20, 2020, at 5:00 p.m. eastern time. The conference call will be webcast live on the Company's website at https://ir.berkley.com/news-and-events/events-and-presentations/default.aspx. Please log on at least ten minutes early to register and download and install any necessary software. A replay of the webcast will be available on the Company's website approximately two hours after the end of the conference call. Additional financial information can be found on the Company's website at https://ir.berkley.com/investor-relations/financial-information/annual-reports/default.aspx.
About W. R. Berkley Corporation
    Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates worldwide in two segments of the property casualty business: Insurance and Reinsurance & Monoline Excess.

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Forward Looking Information

This is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2020 and beyond, are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to: the ongoing COVID-19 pandemic, including the related impact on the U.S. and global economies; the cyclical nature of the property casualty industry; the impact of significant competition, including new alternative entrants to the industry; the long-tail and potentially volatile nature of the insurance and reinsurance business; product demand and pricing; claims development and the process of estimating reserves; investment risks, including those of our portfolio of fixed maturity securities and investments in equity securities, including investments in financial institutions, municipal bonds, mortgage-backed securities, loans receivable, investment funds, including real estate, merger arbitrage, energy related and private equity investments; the effects of emerging claim and coverage issues; the uncertain nature of damage theories and loss amounts, including claims for cybersecurity-related risks; natural and man-made catastrophic losses, including as a result of terrorist activities, epidemics or pandemics, such as COVID-19; the impact of climate change, which may increase the frequency and severity of catastrophe events; general economic and market activities, including inflation, interest rates, and volatility in the credit and capital markets; the impact of the conditions in the financial markets and the global economy, and the potential effect of legislative, regulatory, accounting or other initiatives taken in response, on our results and financial condition; foreign currency and political risks (including those associated with the United Kingdom's withdrawal from the European Union, or "Brexit") relating to our international operations; our ability to attract and retain key personnel and qualified employees; continued availability of capital and financing; the success of our new ventures or acquisitions and the availability of other opportunities; the availability of reinsurance; our retention under the Terrorism Risk Insurance Program Reauthorization Act of 2019; the ability or willingness of our reinsurers to pay reinsurance recoverables owed to us; other legislative and regulatory developments, including those related to business practices in the insurance industry; credit risk related to our policyholders, independent agents and brokers; changes in the ratings assigned to us or our insurance company subsidiaries by rating agencies; the availability of dividends from our insurance company subsidiaries; potential difficulties with technology and/or cyber security issues; the effectiveness of our controls to ensure compliance with guidelines, policies and legal and regulatory standards; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause our actual results for the year 2020 and beyond to differ materially from those expressed in any forward-looking statement we make. Any projections of growth in our revenues would not necessarily result in commensurate levels of earnings. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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Consolidated Financial Summary
(Amounts in thousands, except per share data)

	Third Quarter		Nine Months
	2020	2019	2020	2019
Revenues:
Net premiums written	$1,879,316	$1,749,906	$5,464,980	$5,202,971
Change in unearned premiums	(130,395)	(73,096)	(347,727)	(286,464)
Net premiums earned	1,748,921	1,676,810	5,117,253	4,916,507
Net investment income	142,650	161,692	402,844	508,279
Net investment gains (losses):
Net realized and unrealized (losses) gains on investments	(7,772)	1,465	(89,404)	143,691
Change in allowance for credit losses on investments (1)	46,750	—	29,093	—
Net investment gains (losses)	38,978	1,465	(60,311)	143,691
Revenues from non-insurance businesses	87,495	101,880	256,966	283,005
Insurance service fees	21,635	23,681	67,256	71,440
Other income	140	188	2,446	3,200
Total revenues	2,039,819	1,965,716	5,786,454	5,926,122
Expenses:
Losses and loss expenses	1,114,632	1,041,471	3,357,011	3,058,950
Other operating costs and expenses	593,969	581,045	1,753,142	1,760,961
Expenses from non-insurance businesses	85,036	101,743	256,032	280,141
Interest expense	39,768	38,475	114,874	119,913
Total expenses	1,833,405	1,762,734	5,481,059	5,219,965
Income before income taxes	206,414	202,982	305,395	706,157
Income tax expense	(54,048)	(37,831)	(84,900)	(141,965)
Net income before noncontrolling interests	152,366	165,151	220,495	564,192
Noncontrolling interests	(688)	57	(1,975)	(1,554)
Net income to common stockholders	$151,678	$165,208	$218,520	$562,638

Net income per share:
Basic	$0.82	$0.87	$1.17	$2.95
Diluted	$0.81	$0.85	$1.15	$2.91

Average shares outstanding (2):
Basic	185,765	190,862	187,338	190,593
Diluted	187,717	193,589	189,515	193,557

(1)The inclusion of the allowance for credit losses on investments commenced January 1, 2020 due to the adoption of ASU 2016-13.
(2)Basic shares outstanding consist of the weighted average number of common shares outstanding during the period (including shares held in a grantor trust). Diluted shares outstanding consist of the weighted average number of basic and common equivalent shares outstanding during the period.

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Business Segment Operating Results
(Amounts in thousands, except ratios) (1)

	Third Quarter		Nine Months
	2020	2019	2020	2019
Insurance:
Gross premiums written	$1,981,816	$1,850,012	$5,841,328	$5,565,862
Net premiums written	1,628,316	1,529,113	4,754,791	4,601,077
Premiums earned	1,531,093	1,493,854	4,481,092	4,396,071
Pre-tax income	178,971	202,390	431,464	612,777
Loss ratio	64.4%	61.8%	65.5%	62.3%
Expense ratio	29.7%	31.2%	30.6%	31.3%
GAAP combined ratio	94.1%	93.0%	96.1%	93.6%

Reinsurance & Monoline Excess:
Gross premiums written	$280,729	$243,038	$784,835	$663,279
Net premiums written	251,000	220,793	710,189	601,894
Premiums earned	217,828	182,956	636,161	520,436
Pre-tax income	61,532	46,863	110,611	144,353
Loss ratio	59.1%	64.6%	66.5%	61.6%
Expense ratio	31.2%	33.7%	32.1%	35.2%
GAAP combined ratio	90.3%	98.3%	98.6%	96.8%

Corporate and Eliminations:
Net investment gains (losses)	$38,978	$1,465	$(60,311)	$143,691
Interest expense	(39,768)	(38,475)	(114,874)	(119,913)
Other revenues and expenses	(33,299)	(9,261)	(61,495)	(74,751)
Pre-tax loss	(34,089)	(46,271)	(236,680)	(50,973)

Consolidated:
Gross premiums written	$2,262,545	$2,093,050	$6,626,163	$6,229,141
Net premiums written	1,879,316	1,749,906	5,464,980	5,202,971
Premiums earned	1,748,921	1,676,810	5,117,253	4,916,507
Pre-tax income	206,414	202,982	305,395	706,157
Loss ratio	63.7%	62.1%	65.6%	62.2%
Expense ratio	30.0%	31.5%	30.8%	31.7%
GAAP combined ratio	93.7%	93.6%	96.4%	93.9%

(1)Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. GAAP combined ratio is the sum of the loss ratio and the expense ratio.

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Supplemental Information
(Amounts in thousands)

	Third Quarter		Nine Months
	2020	2019	2020	2019
Net premiums written:
Other liability	$606,967	$553,802	$1,748,338	$1,607,613
Short-tail lines (1)	343,888	318,310	974,941	934,757
Workers' compensation	257,629	303,116	857,951	997,733
Commercial automobile	230,352	196,851	648,842	608,533
Professional liability	189,480	157,034	524,719	452,441
Total Insurance	1,628,316	1,529,113	4,754,791	4,601,077
Casualty reinsurance	142,847	132,335	419,235	343,541
Monoline excess	59,267	49,851	154,105	141,572
Property reinsurance	48,886	38,607	136,849	116,781
Total Reinsurance & Monoline Excess	251,000	220,793	710,189	601,894
Total	$1,879,316	$1,749,906	$5,464,980	$5,202,971

Losses from catastrophes (including COVID-19 related losses):
Insurance	$74,038	$15,381	$244,657	$53,444
Reinsurance & Monoline Excess	(1,282)	16,079	$52,733	16,178
Total	$72,756	$31,460	297,390	$69,622

Net investment income:
Core portfolio (2)	$104,872	$134,259	$349,598	$404,812
Investment funds	18,235	19,033	1,260	77,284
Arbitrage trading account	19,543	8,400	51,986	26,183
Total	$142,650	$161,692	$402,844	$508,279

Net realized and unrealized (losses) gains on investments:
Net realized (losses) gains on investments	$(38,466)	$(2,761)	$(27,545)	$27,969
Change in unrealized gains (losses) on equity securities	30,694	4,226	(61,859)	115,722
Total	$(7,772)	$1,465	$(89,404)	$143,691

Other operating costs and expenses:
Policy acquisition and insurance operating expenses	$523,349	$528,399	$1,574,507	$1,560,350
Insurance service expenses	21,034	26,171	64,029	77,513
Net foreign currency losses (gains)	5,078	(22,590)	(23,845)	(29,084)
Other costs and expenses	44,508	49,065	138,451	152,182
Total	$593,969	$581,045	$1,753,142	$1,760,961

Cash flow from operations	$557,094	$392,398	$1,136,945	$795,044

Reconciliation of net income to operating income:
Net income	$151,678	$165,208	$218,520	$562,638
Pre-tax investment (gains) losses, net of related expenses	(39,497)	(1,552)	60,311	(140,797)
Income tax expense (benefit)	8,965	105	(13,621)	29,687
Operating income after-tax (3)	$121,146	$163,761	$265,210	$451,528

(1)Short-tail lines include commercial multi-peril (non-liability), inland marine, accident and health, fidelity and surety, boiler and machinery and other lines.
(2)Core portfolio includes fixed maturity securities, equity securities, cash and cash equivalents, real estate and loans receivable.
(3)Operating income is a non-GAAP financial measure defined by the Company as net income excluding after-tax net investment gains (losses). Net investment gains (losses) are computed net of related expenses, including performance-based compensatory costs associated with realized investment gains. Management believes this measurement provides a useful indicator of trends in the Company’s underlying operations.

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Selected Balance Sheet Information
(Amounts in thousands, except per share data)

	September 30, 2020	December 31, 2019

Net invested assets (1)	$21,023,658	$19,856,776
Total assets	28,212,370	26,630,030
Reserves for losses and loss expenses	13,459,359	12,583,249
Senior notes and other debt	1,629,077	1,427,575
Subordinated debentures	1,443,736	1,198,704
Common stockholders’ equity (2)	5,995,112	6,074,939
Common stock outstanding (3)	178,218	183,412
Book value per share (4)	33.64	33.12
Tangible book value per share (4)	32.38	31.87

(1)Net invested assets include investments, cash and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases, net of related liabilities.
(2)As of September 30, 2020, reflected in common stockholders' equity are after-tax unrealized investment gains of $247 million and unrealized currency translation losses of $418 million. As of December 31, 2019, after-tax unrealized investment gains were $125 million and unrealized currency translation losses were $382 million.
(3)During the three months ended September 30, 2020, the Company repurchased 216,764 shares of its common stock for $13 million. During the nine months ended September 30, 2020, the Company repurchased 5,820,867 shares of its common stock for $312 million. The number of shares of common stock outstanding excludes shares held in a grantor trust.
(4)Book value per share is total common stockholders’ equity divided by the number of common shares outstanding. Tangible book value per share is total common stockholders’ equity excluding the after-tax value of goodwill and other intangible assets divided by the number of common shares outstanding.

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Investment Portfolio
September 30, 2020
(Amounts in thousands)

	Carrying Value	Percent of Total
Fixed maturity securities:
United States government and government agencies	$697,432	3.3%
State and municipal:
Special revenue	$2,305,308	11.0%
Local general obligation	438,272	2.1%
State general obligation	429,652	2.0%
Pre-refunded	285,224	1.4%
Corporate backed	232,600	1.1%
Total state and municipal	3,691,056	17.6%
Mortgage-backed securities:
Agency	613,680	2.9%
Residential - Prime	260,362	1.2%
Commercial	206,025	1.0%
Residential - Alt A	9,168	—%
Total mortgage-backed securities	1,089,235	5.2%
Asset-backed securities	3,306,439	15.7%
Corporate:
Industrial	2,326,598	11.1%
Financial	1,524,636	7.3%
Utilities	355,619	1.7%
Other	32,687	0.2%
Total corporate	4,239,540	20.2%
Foreign government	869,344	4.1%
Total fixed maturity securities (1)	13,893,046	66.1%
Equity securities available for sale:
Preferred stocks	274,445	1.3%
Common stocks	160,858	0.8%
Total equity securities available for sale	435,303	2.1%
Cash and cash equivalents (2)	2,745,523	13.1%
Real estate	2,106,474	10.0%
Investment funds (3)	1,162,814	5.5%
Arbitrage trading account	595,727	2.8%
Loans receivable	84,771	0.4%
Net invested assets	$21,023,658	100.0%

(1)Total fixed maturity securities had an average rating of AA- and an average duration of 2.3 years, including cash and cash equivalents.
(2)Cash and cash equivalents includes trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.
(3)Investment funds are net of related liabilities of $0.9 million.